EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 29, 2018, with respect to the financial statements and supplemental information included in the Annual Report of Washington Gas Light Company Capital Appreciation Plan/Union Employees’ Savings Plan on Form 11-K for the year ended December 31, 2017. We hereby consent to the incorporation by reference of said report in the Registration Statement of WGL Holdings, Inc. on Form S-8 (file No. 333-104572)

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
June 29, 2018